Exhibit 99

For Immediate Release

Hillshire Brands Outlines Strategic Growth Priorities at Barclays Conference

Provides Update on 2013 Initiatives and Reiterates 2013 Guidance

DOWNERS GROVE, IL (September 5, 2012) – The Hillshire Brands Company (NYSE: HSH) today presented at the Barclays Back-to-School Consumer Conference in Boston, MA and provided an overview of the company’s three-year strategic plan for generating profitable growth.

“We are confident that our portfolio of leading retail brands presents significant untapped potential for profitable growth in the large and growing meat-centric meals and snacks markets,” said Sean Connolly, chief executive officer, Hillshire Brands. “With an experienced senior leadership team now in place, we are focused on executing our strategic plan to drive long-term growth and profitability though brand-building and margin-accretive innovation. Ultimately, we believe these efforts will create significant value for our shareholders.”

Strategic Priorities and Plan

Hillshire Brands’ key strategic priorities center on strengthening the company’s core brands, expanding into adjacencies and augmenting the strength of its portfolio through selective acquisitions. The company’s core brands – Hillshire Farm, Ball Park, Jimmy Dean, State Fair, Aidells and Gallo – form a leading platform for delivering differentiated, value-added products to consumers. The company anticipates introducing innovative new line extentions and product upgrades to further enhance its portfolio. The company is also firmly committed to supporting its products through greater marketing, advertising and promotion (MAP) spend as it seeks to expand revenue from new innovations¹ to between 13% and 15% of total revenue by fiscal 2015; up from historic levels of 9% of revenue.

Connolly described the company’s three-year plan with the words fix, drive and expand, which characterize Hillshire’s focus in fiscal 2013, 2014 and 2015, respectively. “This year, we are already seeing progress against our plans, and continue to work aggressively to strengthen the challenged portions of our portfolio like lunchmeat and foodservice bakery,” continued Connolly. “As a transition year, the initiatives we pursue in 2013 will strengthen our brands, reduce costs and fill our innovation pipeline. We are fully committed to making these investments as we position Hillshire Brands to achieve our targets for 2015 and beyond.”

Financial Outlook

Maria Henry, chief financial officer of Hillshire Brands, provided additional financial perspective on the company. She announced that the company had adjusted diluted EPS for continuing operations of $1.47² for fiscal 2012 versus $1.20 for fiscal 2011, and on a reported basis, ($0.18) for fiscal 2012 versus $0.45 for fiscal 2011. Henry reiterated fiscal 2013 guidance of net sales in line with fiscal 2012, and adjusted EPS in the range of $1.40 and $1.55.

She also reiterated Hillshire Brands’ long-term 2015 operating targets:

•	2%—3% volume growth

•	4%—5% net sales growth

•	5% MAP spend as percent of total revenue

•	10% operating margin

“We continue to look at 2013 as a transition year with increased potential for variability that may impact our performance,” said Henry. “Our top priority is investing in our business in order to create sustainable, long-term shareholder value, and we believe we are well-positioned to do so with our strong balance sheet and attractive underlying cash flow.”

[1]	Products introduced within the previous three years
²	“Adjusted diluted EPS” is a non-GAAP measure and is reconciled to the comparable GAAP measure at the end of this release.

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Henry also reiterated that the company is targeting a September 13, 2012 filing date for its fiscal 2012 Form 10-K; however, based on information recently received from D.E MASTER BLENDERS 1753 N.V. regarding the status of its investigation into accounting irregularities and other adjustments within its Brazilian operations, there is a possibility the filing may be delayed beyond September 13. She also reiterated that the company continues to expect that any adjustment from the Brazilian investigation will primarily impact Hillshire Brands’ discontinued operations and is not expected to impact Hillshire Brands’ fiscal 2013 results.

To view and download the slides and an audio record of Hillshire Brands’ Barclays Back-to-School Consumer Conference presentation, visit the Investor Relations section of the Hillshire Brands corporate website www.hillshirebrands.com.

About The Hillshire Brands Company

The Hillshire Brands Company (NYSE: HSH) is a leader in meat-centric food solutions for the retail and foodservice markets. The company generates nearly $4 billion in annual sales and has approximately 9,500 employees. Hillshire Brands’ portfolio includes iconic brands such as Jimmy Dean, Ball Park, Hillshire Farm, State Fair, Sara Lee frozen bakery and Chef Pierre pies, as well as artisanal brands Aidells and Gallo Salame. The company, formerly known as Sara Lee Corporation, began trading under the “HSH” ticker symbol on June 29, 2012, following the successful spin-off of its international coffee and tea business. For more information on the company, please visit www.hillshirebrands.com.

Contact:

Investor Relations:	Melissa Napier, +1.630.598.8739
Media:	Mike Cummins, +1.630.598.8412

Forward-Looking Statements

This release contains forward-looking statements regarding Hillshire Brands’ business prospects and future financial results and metrics, including statements contained under the heading “Financial Outlook.” In addition, from time to time, in oral statements and written reports, the company discusses its expectations regarding the company’s future performance by making forward-looking statements preceded by terms such as “anticipates,” “intends,” “expects,” “likely” or “believes.” These forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events and are inherently uncertain.

Investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements, and the company wishes to caution readers not to place undue reliance on any forward-looking statements. Among the factors that could cause Hillshire Brands’ actual results to differ from such forward-looking statements are those described under Item 1A, Risk Factors, in Hillshire Brands’ most recent Annual Report on Form 10-K and other SEC Filings, as well as factors relating to:

•

Hillshire Brands’ spin-off of its international coffee and tea business in June 2012, including (i) Hillshire Brands’ ability to generate the anticipated benefits from the spin-off; (ii) the transition of leadership to a new senior management team and the departure of key personnel with historical knowledge; (iii) impact of the spin-off on Hillshire Brands’ relationships with its employees, major customers and vendors and on Hillshire Brands’ credit ratings and cost of funds; and (iv) potential tax liabilities and other indemnification obligations.

•	The completion of the investigation of the accounting matters in the spun-off Brazilian business and the final nature and scope of the restatement of the company’s historical financial results;

•

The consumer marketplace, such as (i) intense competition, including advertising, promotional and price competition; (ii) changes in consumer behavior due to economic conditions, such as a shift in consumer demand toward private label; (iii) fluctuations in raw material costs, Hillshire Brands’ ability to increase or maintain product prices in response to cost fluctuations and the impact on profitability; (iv) the impact of various food safety issues and regulations on sales and profitability of Hillshire Brands products; and (v) inherent risks in the marketplace associated with product innovations, including uncertainties about trade and consumer acceptance;

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•

Hillshire Brands’ relationship with its customers, such as (i) a significant change in Hillshire Brands’ business with any of its major customers, such as Wal-Mart, its largest customer; and (ii) credit and other business risks associated with customers operating in a highly competitive retail environment;

•

Other business decisions, such as (i) Hillshire Brands’ ability to generate margin improvement through cost reduction and productivity improvement initiatives; (ii) Hillshire Brands’ credit ratings, the impact of Hillshire Brands’ capital plans on such credit ratings and the impact these ratings and changes in these ratings may have on Hillshire Brands’ cost to borrow funds and access to capital/debt markets; and (iii) the settlement of a number of ongoing reviews of Hillshire Brands’ income tax filing positions and inherent uncertainties related to the interpretation of tax regulations in the jurisdictions in which Hillshire Brands transacts business.

In addition, Hillshire Brands’ results may also be affected by general factors, such as economic conditions, political developments, interest and inflation rates, accounting standards, taxes and laws and regulations in markets where the company competes. Hillshire Brands undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Reconcilation of Diluted EPS, Continuing Operations, to Adjusted EPS

	Fiscal Year ended June 30, 2012
($ in Millions, except EPS)	Reported	Less: Impact of Significant Items	Adjusted: Earnings per share (1)
Op Seg Income	351	(53)	404
Corporate Expenses	277	208	69

Operating Income	74	(261)	335

Interest Expense - net	72	—	72
Debt Extinguishment costs	39	(39)	—

Income before Tax	(37)	(300)	263
Income tax expense/(benefit)	(15)	(103)	87

Net Income	(22)	(197)	176

Diluted Shares	120	120	120

Diluted EPS	($0.18)	($1.65)	$1.47

(1)	Adjusted EPS is a non-GAAP financial measure excluding the impact of Significant Items

Preliminary results pending the filing of the Company’s Form 10-K

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Reconcilation of Diluted EPS, Continuing Operations, to Adjusted EPS

	Fiscal Year ended July 2, 2011
($ in Millions, except EPS)	Reported	Less: Impact of Significant Items	Adjusted: Earnings per share (1)
Op Seg Income	386	(31)	417
Corporate Expenses	162	60	102

Operating Income	225	(91)	316

Interest Expense - net	87	—	87
Debt Extinguishment costs	55	(55)	—

Income before Tax	83	(146)	229
Income tax expense/(benefit)	27	(52)	79

Net Income	56	(94)	150

Diluted Shares	125	125	125

Diluted EPS	$0.45	($0.75)	$1.20

(1)	Adjusted EPS is a non-GAAP financial measure excluding the impact of Significant Items

Preliminary results pending the filing of the Company’s Form 10-K

Explanation of Non-GAAP Financial Measure

Management measures and reports Hillshire Brands’ financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). In this release, Hillshire Brands highlights certain items that have significantly impacted the company’s financial results and uses a non-GAAP financial measure of earnings per share to help investors understand the financial impact of these significant items.

“Adjusted diluted EPS from continuing operations” excludes from diluted EPS for continuing operations computed in accordance with GAAP the per share impact of significant items.

“Significant items” are income or charges (and related tax impact) that management believes have had or are likely to have a significant impact on the earnings of the applicable business segment or on the total company for the period in which the item is recognized, are not indicative of the company’s core operating results and affect the comparability of underlying results from period to period. Significant items may include, but are not limited to: charges for exit activities; consulting and advisory costs; lease and contractual obligation exit costs; impairment charges; pension partial withdrawal liability charges; debt extinguishment costs; spin-off related costs; tax charges on deemed repatriated earnings; tax costs and benefits resulting from the disposition of a business; impact of tax law changes; gains on the sale of discontinued operations; changes in tax valuation allowances and favorable or unfavorable resolution of open tax matters based on the finalization of tax authority

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examinations or the expiration of statutes of limitations. Management highlights significant items to provide greater transparency into the underlying sales or profit trends of Hillshire Brands or the applicable business segment or discontinued operations and to enable more meaningful comparability between financial results from period to period. Additionally, Hillshire Brands believes that investors desire to understand the impact of these factors to better project and assess the longer term trends and future financial performance of the company.